UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2006

FRONTIER OIL CORPORATION
(Exact name of registrant as specified in its charter)

Wyoming	1-7627	74-1895085
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

10000 Memorial Drive, Suite 600 Houston, Texas		77024-3411
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (713) 688-9600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other material events

On November 1, 2006, Frontier Oil Corporation issued a press release announcing that the Los Angeles Superior Court hearing the Beverly Hills Lawsuits has entered an order granting summary judgment in favor of Frontier Oil Corporation (Frontier). As a result of this order, the plaintiffs in the Beverly Hills Lawsuits can no longer prosecute claims against Frontier, either for Frontier’s alleged direct liability or for any of the plaintiff’s claims against Wainoco Oil & Gas Company (WOGC), a subsidiary of Frontier. The Court’s order, which may be appealed by the plaintiffs, pertains only to the claims against Frontier and not its subsidiary, WOGC, which remains a defendant. The press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

Exhibit Number	Description
99.1	Press release issued by Frontier Oil Corporation on November 1, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRONTIER OIL CORPORATION

By: /s/ Michael C. Jennings
Michael C. Jennings
Executive Vice President - Chief Financial Officer

Date: November 1, 2006